Exhibit 99.1
IDM Pharma Corporate Overview October 2007 Nasdaq: IDMI

This presentation includes forward-looking statements that reflect management's current views of future events such as statements about the expected timing of milestone events, the review of the submissions for marketing approval of our lead product candidate, mifamurtide (L-MTP-PE) by the U.S. Food and Drug Administration and the European Medicines Agency, the potential therapeutic benefits of and expected commercial plans for our product candidates, our expected rate of spending and our strategic goals. Actual results may differ materially due to a number of important factors, including risks and uncertainties associated with regulatory review of mifamurtide (L-MTP-PE), the timing and cost of clinical development of our product candidates, our ability to develop products based on our technologies, the possibility that our product candidates may not show efficacy in clinical testing or may display undesirable side effects, manufacturing and marketing capabilities, our ability to enter into and maintain collaborations and licenses, dependence upon our collaborators for resources and product development and commercialization, our cash resources and future access to capital, and dependence on intellectual property. These and other factors are more fully discussed in IDM Pharma's Quarterly Report on Form 10-Q filed with the SEC for the quarter ending June 30, 2007 and other periodic reports filed with the SEC. We undertake no obligation to update such forward looking statements except as required by law. Safe Harbor Statement

IDM Pharma Immunotherapy Designed to Treat Cancer Founded: 1987 Headquarters: Irvine, California European Operations: Paris GMP Manufacturing: Irvine and Paris No. Employees: ~70 NASDAQ: IDMI Product Focus: Oncology Lead Product: Mifamurtide (L-MTP-PE, MEPACT(r), formerly known as Junovan) for the treatment of Osteosarcoma

IDM Pharma Corporate Strategy Focus on core technologies Obtain approval and commercialize L-MTP-PE in the EU and the United States Advance product pipeline UVIDEM(r) in melanoma IDM-2101 in non-small cell lung cancer Exercise strong fiscal management Strengthen management team

Focus on Core Technologies Destroy cancer cells by activating innate immunity L-MTP-PE for osteosarcoma - pre-registration BEXIDEM(r) for bladder cancer - in Phase 2 Prevent tumor recurrence by triggering a specific adaptive immune response UVIDEM(r) for melanoma - three Phase 2 trials IDM-2101 for non-small cell lung cancer - Phase 2 COLLIDEM(r) for colorectal cancer - Phase 1/2

IDM Pharma Products Targeting Large Oncology Markets SIGNIFICANT GLOBAL COMMERCIAL POTENTIAL >$13 Billion Market Opportunity Sources: Data monitor, Globocan, BioPharm Insight 2nd Qtr 3rd Qtr 4th Qtr Osteosarcoma 0.5 27.4 90 20.4 Lung 2.5 38.6 34.6 31.6 Breast 6.2 46.9 45 43.9 Colorectal 6.8 Melanoma 3 $ Billions

IDM Pharma Corporate Strategy Focus on core technologies Obtain approval and commercialize L-MTP-PE in the EU and the United States Advance product pipeline UVIDEM(r) in melanoma IDM-2101 in non-small cell lung cancer Exercise strong fiscal management Strengthen management team

Initial market opportunity in non-metastatic osteosarcoma Represents 3% of all childhood cancers Most commonly affects children/young adults experiencing their adolescent growth spurt Survival of children with osteosarcoma has remained at 60-65% for the last 20-30 years Osteosarcoma is an orphan disease with ~1K new patients per year each in North America and in Europe Potential life-cycle management opportunities Metastatic osteosarcoma Kidney, breast, ovarian, prostate, colon, liver and melanoma L-MTP-PE Market Opportunity Significant Opportunity Beyond Osteosarcoma

L-MTP-PE Mechanism of Action Activates Macrophages to Attack & Kill Cancer Cells L-MTP-PE activates macrophages along with release of cytokines to attack tumor cells L-MTP-PE stimulates a signaling pathway and thus expresses cytokines such as TNF-a, IL-1, IL-6, IL-8 and IL-12 In pre-clinical animal models, L-MTP-PE activates macrophages in lung, liver and spleen These activated macrophages, along with expressed cytokines, induce tumor cell death

L-MTP-PE MOA Induces Infiltration of Inflammatory Macrophages to Kill Cancer Cells Source: Kleinerman et al., Cancer Immunol. Immunotherapy Without L-MTP-PE With L-MTP-PE

L-MTP-PE Landmark Phase 3 Trial Highly Representative of Patient Population NCI-sponsored, cooperative group study Largest study completed in osteosarcoma 178 sites which enrolled 1/3 of eligible incident cases during study Newly diagnosed (within 30 days; age <31) 678 non-metastatic resectable disease 115 with more advanced disease

L-MTP-PE Phase 3 Trial Results Significant Improvement in DFS and Overall Survival Clinically significant effect demonstrated (2003, primary analysis) DFS (primary): p = 0.024, HR = 0.76, 95% CI (0.58, 0.98) Overall Survival: p = 0.018, HR = 0.68, 95% CI (0.49, 0.95) Six-year DFS was 66% among patients who received L-MTP-PE, compared with only 57% among patients who did not Overall Survival when adding L-MTP-PE to multi-agent chemotherapy significantly increased to 77%, compared to 66% in patients who did not receive L-MTP-PE 2006 data analysis confirmed significance of survival benefit DFS = disease free survival

L-MTP-PE Phase 3 Results First Improvement in DFS and Survival in 20+ Years 678 patients with non-metastatic resectable disease at diagnosis Phase 3 trial demonstrated relative reduction in the risk of recurrence of 24% and risk of death of 32% Proportion surviving relapse free Disease-Free Survival Years 0 1 2 3 4 5 6 0.0 0.2 0.4 0.6 0.8 1.0 - L-MTP-PE + L-MTP-PE p = 0.024 Overall Survival Years Proportion surviving 0 1 2 3 4 5 6 0.0 0.2 0.4 0.6 0.8 1.0 - L-MTP-PE + L-MTP-PE P = 0.018 Source: Anderson P., Future Oncol.2(3):333-343, 2006, and JCO 23:6437, 2005

L-MTP-PE Regulatory Status Submission of Amended NDA Targeted by Q1 2008 EU regulatory status Submitted EU MAA November 2006 U.S. regulatory status Submitted U.S. NDA October 2006 Submitted updated overall survival data from 2006 dataset (February 2007) ODAC committee meeting (12-2 vote against L-MTP-PE) May 2007 Met with FDA July 2007 to inform them of plan to amend NDA Announced plan to amend NDA July 2007 Not-approvable letter received August 2007

L-MTP-PE Life Cycle Management Opportunity in Cancers Which Metastasize to the Lung MOA provides a rationale for potential benefit in treating patients with lung metastases regardless of the site of the primary tumor Cancer originating in kidney, breast, ovarian, prostate, colon and melanoma are susceptible to metastasize in lung Company is planning comprehensive L-MTP-PE life- cycle management plan to be executed upon regulatory approval in the EU and United States

IDM Pharma Corporate Strategy UVIDEM in Melanoma Focus on core technologies Obtain approval and commercialize L-MTP-PE in the EU and United States Advance product pipeline UVIDEM(r) in melanoma IDM-2101 in non-small cell lung cancer Exercise strong fiscal management Strengthen management team

UVIDEM Opportunity in Melanoma

~100 Thousand Patients Worldwide, and Growing

idm PHARMA

- **Worldwide**
  - Accounts for 5% of all skin cancers
  - Accounts for 75% of all skin cancer deaths
  - One of fastest rising cancers (>5% per year)
- **U.S.**
  - ~60K patients diagnosed per year
  - >8K deaths
- **Europe (major 5 markets)**
  - ~40K patients diagnosed per year

Sources: ACS 2007, NCCN 2007, DataMonitor 2006

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UVIDEM Mechanism of Action Activating Cellular Immunity to Attack Tumors lymphoid organ MATURE DC & lymphocyte selection B B T T T lymphocyte activation T T T T T T T T T T T UVIDEM Ab B CTL Th T T T T T T T T Induced Immune response translates into antitumor effect

UVIDEM Development Status Plan to Begin Phase 3 in 2009 Study Population Phase 1 Phase 2 Phase 3 Status MEL-01 Stage IV Melanoma Closed MEL-201 Stage IV Melanoma Closed Ph 2 MEL-202 Stage III & IV Melanoma Ph 1/2 MEL-203 Stage II & III Melanoma Ph 1 KIN-101 Myeloma Ongoing Ph 1 Ph 2 Ongoing Closed Objectives Safety, Immune Response and Tumor Response (RECIST) Safety, Immune Response and Tumor Response (RECIST) Immune Response, Safety and Disease Free Survival Pharmacokinetic Feasibility, Safety, Immune Response Ph 2 MEL-204 Stage III & IV Melanoma Q4 2007 Safety, Immune Response and Tumor Response (RECIST) Supportive Studies

Interim efficacy results (ASCO 2007 abstract) Tumor Control 1 complete response, 2 partial responses and 6 stable disease PFS: 4.8 months (from apheresis) 21 patients alive (12.2-29.5 months from apheresis) Complete Histological Regression in target sites Immune response 18/29 (62%) showing increased reactivity post-vaccination All 3 CR/PR and 2 of 6 SD had increased reactivity Interim safety results Excellent tolerability 1 possibly related SAE: Macular Degeneration UVIDEM MEL-202 US Phase 2 Study Updated Data to be Presented at iSBTc November 2007 iSBTc = International Society for Biological Therapy of Cancer, November 1-4, Boston, MA

UVIDEM - New Phase 2 Trial Final Phase 2 Study - MEL-204 Two arm trial comparing UVIDEM versus UVIDEM + cyclophosphamide in 82 patients Primary endpoint of progression free survival Secondary endpoints of tumor response, safety and immune monitoring First patient expected to be enrolled in Q4 2007

IDM Pharma Corporate Strategy IDM-2101 in Non-Small Cell Lung Cancer Focus on core technologies Obtain approval and commercialize L-MTP-PE in the EU and United States Advance product pipeline UVIDEM(r) in melanoma IDM-2101 in non-small cell lung cancer Exercise strong fiscal management Strengthen management team

IDM-2101 Opportunity in NSCLC ~350k Patients with Significant Remaining Unmet Need United States NSCLC represents 87% of all lung cancers An estimated 214,000 new cases per year An estimated 160,000 patients will die from lung cancer 5 year survival of 15% Sources: Cancer Journal for Clinicians, Cancer Statistics, 2007 Data monitor, Globocan Lung cancer is the leading cause of cancer death worldwide Europe NSCLC represents over 75% of all lung cancers Approximately 130,000 new cases will be diagnosed in 2007 in the top five markets (France, Germany, Italy, UK & Spain) NSCLC death rate exceeds that of breast, prostate and colon cancers combined

IDM-2101 Mechanism of Action

Stimulation of CTLs to Attack NSCLC Tumor Cells

idm PHARMA

- Vaccine with non-small cell lung cancer (NSCLC) tumor cell antigens and immunostimulatory components to directly stimulate the production of Cytoxic T Lymphocytes (CTL) to attack NSCLC Tumor Cells
- IDM-2101 Contains 9 synthetic CTL epitopes which were identified from 4 tumor antigens (CEA, HER-2/neu, p53, and MAGE2/3) using a rational epitope identification system
- Vaccine contains 2 natural wild-type epitopes, 4 HLA anchor-modified analogs and 3 heteroclitic analogs
- The PADRE® universal epitope included as source of T-cell help
- Formulated in Montanide® ISA51 and manufactured as a stable, single-vial emulsion

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IDM-2101 Phase 2 Trial Trial in Patient Population with Aggressive Disease Open label, non-randomized trial of 68 HLA-A2 positive, patients Inclusion: HLA-A2pos, stage IIIB or IV or recurrent disease, good performance status, limited tumor size Endpoints: Safety and overall survival (primary); Progression- free survival, immunogenicity (secondary) No placebo: compare to historical controls and observation arm of HLA-A2neg patients Initial treatment schedule and dose identical to Phase 1 trial (6 vaccinations at 3-week intervals, 5 mg dose) Enrollment closed Feb 10, 2006 All treatments will end by May 2008

IDM-2101 Interim Phase 2 Results Positive Survival Signal, Well Tolerated Median survival for IDM-2101 was 19.4 months versus concurrent non-randomized controls, which was 12 months (7.4 month improvement) One-year survival was 60 percent for IDM-2101 vs. 49 percent for patients in a non-randomized concurrent control group 91 percent of the patients treated with IDM-2101 had a measurable immune response

IDM-2101 Interim Phase 2 Results 7.4 Month Increase in Median Survival (vs. control) Source: IDM Pharma IDM-2101 Abstract, ASCO 2007

IDM-2101 Status Updated Data to be Presented at iSBTc November 2007 iSBTc = International Society for Biological Therapy of Cancer, November 1-4, Boston, MA Updated data from Phase 2 study to be presented at iSBTc meeting in November 2007 Phase 2 study treatment complete May 2008 Final results available 2nd half of 2008 Scientific advisory board formed to assist in development of clinical development plan Both NSCLC and colorectal cancer being considered

IDM Pharma Corporate Strategy Exercise Strong Fiscal Management Focus on core technologies Obtain approval and commercialize L-MTP-PE in the EU and the United States Advance product pipeline UVIDEM(r) in melanoma IDM-2101 in non-small cell lung cancer Exercise strong fiscal management Strengthen management team

Exercise Strong Fiscal Management $37.3m in Cash at June 2007 Focused investment to gain approval for L- MTP-PE in EU and United States Continued development of UVIDEM in partnership with sanofi-aventis Plan future product development of IDM-2101 Current cash of $37.3m at June 2007 expected to fund operations into 2009

IDM Pharma Corporate Strategy Strengthen Management Team Focus on core technologies Obtain approval and commercialize L-MTP-PE in the EU and United States Advance product pipeline UVIDEM(r) in melanoma IDM-2101 in non-small cell lung cancer Exercise strong fiscal management Strengthen management team

IDM Pharma New and Experienced Leadership Team Timothy P. Walbert, President and Chief Executive Officer Formerly VP & GM of Abbott Immunology (Led global launch of HUMIRA), Celebrex International/US Marketing Significant sales, marketing, R&D and general management experience (Wyeth, Searle/Pharmacia, Merck and Abbott) Robert J. De Vaere, Sr. VP, Chief Financial Officer Formerly CFO, Epimmune; significant healthcare and biotech financial and management experience Jeffrey W. Sherman, M.D., F.A.C.P., Sr. VP, R&D and CMO Formerly Vice President of Oncology Clinical Science at Takeda Global Research & Development Center 20+ years of pharmaceutical and biotech experience (Searle/Pharmacia, BMS) Timothy C. Melkus, VP, Business Development and Operations Significant financial, commercial and business development experience with Monsanto, Searle and MedPointe

IDM Pharma 2007 - 2008 Projected Milestones L-MTP-PE Data presented at CTOS & SIOP - November 2007 CHMP (EU) opinion on MAA December 2007 Submit U.S. NDA Amendment by Q1 2008 Gain approval EU - 1H 2008 US - 2H 2008 UVIDEM Updated MEL-202 data presented at iSBTc 11/07 Begin final Phase 2 Q4 2007 Phase 2 MEL-202 & 203 final results available mid 2008 Plan to begin Phase 3 in 2009 IDM-2101 Updated Phase 2 data to be presented at iSBTc 11/07 Complete Phase 2 study mid 2008 CTOS = Connective Tissue Oncology Society, November 1-3, Seattle, WA SIOP = International Society of Pediatric Oncologists, November 1-3, Mumbai, India iSBTc = International Society for Biological Therapy of Cancer, November 1-4, Boston, MA

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